Exhibit 99.1

Zuora Reports Second Quarter Fiscal 2023 Results
Subscription revenue grew 17% year-over-year, 19% on a constant currency basis
Total revenue grew 14% year-over-year, 17% on a constant currency basis
Redwood City, Calif. – August 24, 2022 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal second quarter ended July 31, 2022.
“It was another solid quarter where we exceeded guidance across all of our key financial metrics. We are benefiting from our incredible customer base, our land and expand strategy, as well as our resilient recurring revenue business model, and today’s acquisition of Zephr only expands our suite, giving us further opportunities to grow,” said Tien Tzuo, founder and CEO of Zuora.

Second Quarter Fiscal 2023 Financial Results:
•Revenue: Subscription revenue was $83.8 million, an increase of 17% year-over-year and 19% on a constant currency basis. Total revenue was $98.8 million, an increase of 14% year-over-year and 17% on a constant currency basis.
•GAAP Loss from Operations: GAAP loss from operations was $30.2 million, compared to a loss from operations of $23.0 million in the second quarter of fiscal 2022.
•Non-GAAP Loss from Operations: Non-GAAP loss from operations was $0.2 million, compared to a non-GAAP loss from operations of $3.9 million in the second quarter of fiscal 2022.
•GAAP Net Loss: GAAP net loss was $29.9 million, or 30% of revenue, compared to a net loss of $23.7 million, or 27% of revenue, in the second quarter of fiscal 2022. GAAP net loss per share was $0.23 based on 130.3 million weighted-average shares outstanding, compared to a net loss per share of $0.19 based on 123.1 million weighted-average shares outstanding in the second quarter of fiscal 2022.
•Non-GAAP Net Loss: Non-GAAP net loss was $4.4 million, compared to a non-GAAP net loss of $4.6 million in the second quarter of fiscal 2022. Non-GAAP net loss per share was $0.03 based on 130.3 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.04 based on 123.1 million weighted-average shares outstanding in the second quarter of fiscal 2022.
•Cash Flow: Net cash used in operating activities was $4.8 million, compared to net cash used in operating activities of $2.6 million in the second quarter of fiscal 2022.
•Free Cash Flow: Free cash flow was negative $7.6 million compared to negative $4.4 million in the second quarter of fiscal 2022.
•Cash and Investments: Cash and cash equivalents and short-term investments were $448.6 million as of July 31, 2022.

Descriptions of our non-GAAP financial measures are contained in the section titled "Explanation of Non-GAAP Financial Measures" below and reconciliations of GAAP and non-GAAP financial measures are contained in the tables below.

Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 were 745, up from 694 as of July 31, 2021.
•Dollar-based retention rate was 111%, compared to 108% as of July 31, 2021.
•Our ARR was $337.6 million compared to $280.2 million as of July 31, 2021, representing ARR growth of 20% compared to 18% as of July 31, 2021.
•Customer usage of Zuora solutions grew, with $21.0 billion in transaction volume through Zuora’s billing platform during our second quarter, an increase of 16% year-over-year and 18% on a constant currency basis.
•Zuora entered into a Share Purchase Agreement to acquire Zephr Inc Limited, a leading subscription experience platform used by global digital publishing and media companies. Additional information regarding the transaction, which is expected to close in early September 2022, is included in a separate press release issued by Zuora today.
•We launched Zuora Secure Data Share for Snowflake, which will combine the power of Zuora and Snowflake by analyzing data from multiple sources into meaningful metrics, helping to accelerate recurring revenue.
•BNP Paribas Leasing Solutions, which is part of one of the world’s 10 largest banks and provides financing services for professional equipment across 20 countries around the world, has selected Zuora to enable its industrial partners to nurture and monetize ongoing customer relationships with usage-based offerings.
•MGI Research Ranked Zuora Revenue No. 1 for Automated Revenue Management in Product and Strategy.
•New customer logos and go-lives included BNP Paribas, Santander, Olo, Pipedrive and Sodexo.

Financial Outlook:
As of August 24, 2022, we are providing guidance for the third quarter and full fiscal year 2023, as well as an additional view of our expected fiscal year 2023 results, based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.
For the third quarter and full fiscal year 2023, Zuora currently expects the following results, which reflect the impact of our expected acquisition of Zephr:

	Third Quarter	Fiscal 2023
Subscription revenue	$85.5M - $86.5M	$337.0M - $341.0M
Professional services revenue	$14.0M - $15.0M	$57.0M - $59.0M
Total revenue	$99.5M - $101.5M	$394.0M - $400.0M
Non-GAAP loss from operations	($2.5M) - ($1.5M)	($2.0M) - $0.0M
Non-GAAP net loss per share[1]	($0.06) - ($0.05)	($0.18) - ($0.14)

Zuora is providing the following preliminary view of our expected results for fiscal year 2023:

Fiscal 2023
ARR growth	21% or higher
Dollar-based Retention Rate	112% or higher
Free Cash Flow[2]	($16.0M) - ($13.0M)
(1) Non-GAAP net loss per share excludes tax-related and other potential purchase price accounting impacts of the expected acquisition of Zephr. Non-GAAP net loss per share was computed assuming 132.7 million and 131.6 million weighted-average shares outstanding for the third quarter and full fiscal year 2023, respectively.
(2) Fiscal year 2023 free cash flow has been revised to reflect the following expected impacts: a decrease of approximately $16.0 million associated with foreign currency exchange rates; and a decrease of approximately $4.0 million resulting from slightly extended average collection time. Free cash flow excludes estimated acquisition-related costs of approximately $4.0 million related to the expected acquisition of Zephr.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Additionally, free cash flow has not been reconciled to operating cash flows as it cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of these non-GAAP measures is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on August 24, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through August 31, 2023. The call can also be accessed live via phone by the toll-free dial-in number: 1-888-440-5655 or toll dial-in number: 1-646-960-0338 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1-800-770-2030 or 1-647-362-9199 with conference ID 8022374 available from August 24, 2022 at 4:00 p.m. PT to August 31, 2022 at 11:59 p.m. PT.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures including: subscription revenue and total revenue that exclude the impact of foreign currency exchange rate fluctuations (constant currency basis); non-GAAP cost of subscription revenue; non-GAAP cost of professional services revenue; non-GAAP gross profit; non-GAAP total gross margin; non-GAAP subscription gross margin; non-GAAP professional services gross margin; non-GAAP research and development expense; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP operating margin; non-GAAP loss from operations; non-GAAP net loss; non-GAAP net loss per share; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable contributions. We exclude expenses associated with charitable donations of our common stock. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Certain litigation. We exclude non-recurring charges and benefits, net of currently expected insurance recoveries, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements.
•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software and office leases. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of warrant liabilities. We exclude the change in fair value of warrant liabilities, which is a non-cash gain or loss, as it can fluctuate significantly with changes in Zuora's stock price and market volatility, and does not reflect the underlying cash flows or operational results of the business.
•Acquisition-related expenses. We exclude acquisition-related charges (including integration-related charges) that are not related to our ongoing operations, including expenses we incurred related to our expected acquisition of Zephr. We do not consider these charges reflective of our core business or ongoing operating performance.
Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, net of insurance recoveries, as these net expenditures are considered to be a necessary component of ongoing operations. Insurance recoveries include amounts paid to us for property and equipment that were damaged in January 2020 at our corporate headquarters.
Zuora also provides subscription revenue and total revenue, including year-over-year growth rates, adjusted to remove the impact of foreign currency rate fluctuations, which we refer to as constant currency. We believe providing revenue on a constant currency basis helps our investors to better understand our underlying performance. We calculate constant currency in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Operating Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.
Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Annual Recurring Revenue (ARR). ARR represents the annualized recurring value at the time of initial booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

Forward-Looking Statements:
Zuora’s Financial Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on June 3, 2022 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: adverse changes in general economic or market conditions, including the impact that inflation or a slowdown in the economy or market conditions may have on our business and our customers; we may be unable to attract new customers and expand sales to existing customers; we may not be able to manage our future growth effectively; the shift by companies to subscription business models may develop slower than we expect; the risk of currency exchange rate fluctuations; the risk of loss of key employees; the anticipated impact of the expected acquisition of Zephr on Zuora's business and future financial and operating results, the ability of Zuora to successfully integrate Zephr's operations and technology, and the expected amount and timing of synergies and benefits from the acquisition; future responses to and effects of the ongoing COVID-19 pandemic, including the pandemic's impact on the economy, our customers and our businesses; we have a history of net losses and may not achieve or sustain profitability; we face intense competition in our markets and may not be able to compete effectively; our products may fail to gain market acceptance or our product development efforts may be unsuccessful; our products may fail to gain, or lose, market acceptance; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; we may not be able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; our security measures may be breached or our products may be perceived as not being secure; we may be unable to adequately protect our intellectual property; we may experience interruptions or performance problems, including a service outage, associated with our technology; current and future litigation including our current shareholder litigation could have a material adverse impact on our financial condition; general political or destabilizing events, including war, conflict or acts of terrorism, such as the ongoing conflict in Ukraine; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, changes in foreign exchange rates; weakened global economic conditions may adversely affect our industry; and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models, and acts as an intelligent subscription management hub that automates and orchestrates the entire quote to cash and revenue recognition process. Zuora serves more than 1,000 companies around the world, including Box, Ford, Penske Media Corporation, Schneider Electric, Siemens, Xplornet, and Zoom. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377
Media Relations Contact:
Margaret Pack
press@zuora.com
619-609-3919
© 2022 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.
SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue:
Subscription	$83,811	$71,498	$162,311	$136,640
Professional services	14,964	14,989	29,663	30,176
Total revenue	98,775	86,487	191,974	166,816
Cost of revenue:
Subscription	19,572	17,268	38,297	32,911
Professional services	19,077	18,724	36,587	35,802
Total cost of revenue	38,649	35,992	74,884	68,713
Gross profit	60,126	50,495	117,090	98,103
Operating expenses:
Research and development	26,354	20,860	49,226	39,827
Sales and marketing	45,146	36,261	85,603	68,126
General and administrative	18,816	16,376	36,106	30,561
Total operating expenses	90,316	73,497	170,935	138,514
Loss from operations	(30,190)	(23,002)	(53,845)	(40,411)
Change in fair value of warrant liability	4,524	—	8,896	—
Interest expense	(4,419)	(62)	(6,203)	(72)
Interest and other income (expense), net	704	(391)	(1,089)	(260)
Loss before income taxes	(29,381)	(23,455)	(52,241)	(40,743)
Income tax provision	529	238	837	611
Net loss	(29,910)	(23,693)	(53,078)	(41,354)
Comprehensive loss:
Foreign currency translation adjustment	(316)	(174)	(675)	(259)
Unrealized loss on available-for-sale securities	(278)	—	(676)	(34)
Comprehensive loss	$(30,504)	$(23,867)	$(54,429)	$(41,647)
Net loss per share, basic and diluted	$(0.23)	$(0.19)	$(0.41)	$(0.34)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	130,280	123,134	129,384	122,259

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$206,936	$113,507
Short-term investments	241,707	101,882
Accounts receivable, net	67,693	82,263
Deferred commissions, current portion	15,833	15,080
Prepaid expenses and other current assets	18,851	15,603
Total current assets	551,020	328,335
Property and equipment, net	29,495	27,676
Operating lease right-of-use assets	28,573	32,643
Purchased intangibles, net	2,526	3,452
Deferred commissions, net of current portion	27,046	26,727
Goodwill	17,632	17,632
Other assets	4,639	4,787
Total assets	$660,931	$441,252
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,652	$6,785
Accrued expenses and other current liabilities	19,171	14,225
Accrued employee liabilities	29,197	32,425
Debt, current portion	—	1,660
Deferred revenue, current portion	148,162	152,740
Operating lease liabilities, current portion	10,327	11,462
Total current liabilities	214,509	219,297
Debt, net of current portion	206,426	—
Deferred revenue, net of current portion	945	771
Operating lease liabilities, net of current portion	41,533	45,633
Deferred tax liabilities	3,244	3,243
Other long-term liabilities	1,609	1,701
Total liabilities	468,266	270,645
Stockholders’ equity:
Class A common stock	12	12
Class B common stock	1	1
Additional paid-in capital	810,636	734,149
Accumulated other comprehensive loss	(1,459)	(108)
Accumulated deficit	(616,525)	(563,447)
Total stockholders’ equity	192,665	170,607
Total liabilities and stockholders’ equity	$660,931	$441,252

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(53,078)	$(41,354)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	8,882	8,496
Stock-based compensation	51,038	31,866
Provision for credit losses	1,134	1,368
Donation of common stock to charitable foundation	1,000	1,000
Amortization of deferred commissions	9,346	7,859
Reduction in carrying amount of right-of-use assets	4,070	4,760
Change in fair value of warrant liability	(8,896)	—
Other	267	426
Changes in operating assets and liabilities:
Accounts receivable	13,436	21,253
Prepaid expenses and other assets	(2,823)	(3,216)
Deferred commissions	(10,629)	(8,193)
Accounts payable	692	1,513
Accrued expenses and other liabilities	1,848	51
Accrued employee liabilities	(3,228)	(2,088)
Deferred revenue	(4,404)	(9,203)
Operating lease liabilities	(6,473)	(6,910)
Net cash provided by operating activities	2,182	7,628
Cash flows from investing activities:
Purchases of property and equipment	(6,084)	(3,697)
Insurance proceeds for damaged property and equipment	—	344
Purchase of intangible assets	—	(1,349)
Purchases of short-term investments	(195,685)	(53,650)
Maturities of short-term investments	55,263	49,492
Net cash used in investing activities	(146,506)	(8,860)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	233,901	—
Proceeds from issuance of common stock upon exercise of stock options	1,523	10,187
Proceeds from issuance of common stock under employee stock purchase plan	4,485	4,005
Principal payments on debt	(1,481)	(2,222)
Net cash provided by financing activities	238,428	11,970
Effect of exchange rates on cash and cash equivalents	(675)	(259)
Net increase in cash and cash equivalents	93,429	10,479
Cash and cash equivalents, beginning of period	113,507	94,110
Cash and cash equivalents, end of period	$206,936	$104,589

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31, 2022
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Change in Fair Value of Warrant Liability	Acquisition-related Expenses	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$19,572	$(2,281)	$(372)	$—	$—	$—	$—	$16,919
Cost of professional services revenue	19,077	(3,690)	—	—	—	—	—	15,387
Gross profit	60,126	5,971	372	—	—	—	—	66,469
Operating expenses:
Research and development	26,354	(7,465)	—	—	—	—	—	18,889
Sales and marketing	45,146	(9,959)	—	—	—	—	—	35,187
General and administrative	18,816	(4,818)	—	(1,000)	(110)	—	(344)	12,544
Loss from operations	(30,190)	28,213	372	1,000	110	—	344	(151)
Net loss	$(29,910)	$28,213	$372	$1,000	$110	$(4,523)	$344	$(4,394)
Net loss per share, basic and diluted[1]	$(0.23)							$(0.03)
Gross margin	61%							67%
Subscription gross margin	77%							80%
Professional services gross margin	(27)%							(3)%
Operating margin	(31)%							—%

	Three Months Ended July 31, 2021
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$17,268	$(1,534)	$(519)	$—	$—	$15,215
Cost of professional services revenue	18,724	(2,664)	—	—	—	16,060
Gross profit	50,495	4,198	519	—	—	55,212
Operating expenses:
Research and development	20,860	(5,243)	—	—	—	15,617
Sales and marketing	36,261	(5,615)	—	—	—	30,646
General and administrative	16,376	(3,013)	—	(1,000)	526	12,889
Loss from operations	(23,002)	18,069	519	1,000	(526)	(3,940)
Net loss	$(23,693)	$18,069	$519	$1,000	$(526)	$(4,631)
Net loss per share, basic and diluted[1]	$(0.19)					$(0.04)
Gross margin	58%					64%
Subscription gross margin	76%					79%
Professional services gross margin	(25)%					(7)%
Operating margin	(27)%					(5)%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 130.3 million and 123.1 million basic and diluted weighted-average shares of common stock for the three months ended July 31, 2022 and 2021, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

	Six Months Ended July 31, 2022
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Change in Fair Value of Warrant Liability	Acquisition-related Expenses	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$38,297	$(4,080)	$(926)	$—	$—	$—	$—	$33,291
Cost of professional services revenue	36,587	(6,707)	—	—	—	—	—	29,880
Gross profit	117,090	10,787	926	—	—	—	—	128,803
Operating expenses:
Research and development	49,226	(13,431)	—	—	—	—	—	35,795
Sales and marketing	85,603	(17,415)	—	—	—	—	—	68,188
General and administrative	36,106	(9,405)	—	(1,000)	(230)	—	(344)	25,127
Loss from operations	(53,845)	51,038	926	1,000	230	—	344	(307)
Net loss	$(53,078)	$51,038	$926	$1,000	$230	$(8,896)	$344	$(8,436)
Net loss per share, basic and diluted[2]	$(0.41)							$(0.07)
Gross margin	61%							67%
Subscription gross margin	76%							79%
Professional services gross margin	(23)%							(1)%
Operating margin	(28)%							—%

	Six Months Ended July 31, 2021[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$32,911	$(2,577)	$(942)	$—	$—	$29,392
Cost of professional services revenue	35,802	(4,665)	—	—	—	31,137
Gross profit	98,103	7,242	942	—	—	106,287
Operating expenses:
Research and development	39,827	(9,772)	—	—	—	30,055
Sales and marketing	68,126	(9,695)	—	—	—	58,431
General and administrative	30,561	(5,157)	—	(1,000)	(283)	24,121
Loss from operations	(40,411)	31,866	942	1,000	283	(6,320)
Net loss	$(41,354)	$31,866	$942	$1,000	$283	$(7,263)
Net loss per share, basic and diluted[2]	$(0.34)					$(0.06)
Gross margin	59%					64%
Subscription gross margin	76%					78%
Professional services gross margin	(19)%					(3)%
Operating margin	(24)%					(4)%
(1) Beginning with the second quarter ended July 31, 2021, we no longer exclude non-cash adjustments for capitalization and amortization of internal-use software from our non-GAAP financial measures. We believe that this change more closely aligns our reported financial measures with current industry practice. Our non-GAAP financial measures for the six months ended July 31, 2021 were recast to conform to the updated methodology for comparison purposes.

(2) GAAP and Non-GAAP net loss per share are calculated based upon 129.4 million and 122.3 million basic and diluted weighted-average shares of common stock for the six months ended July 31, 2022 and 2021, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands)
(unaudited)

Free Cash Flow

	Three Months Ended July 31,
	2022	2021
Net cash used in operating activities	$(4,801)	$(2,623)
Less:
Purchases of property and equipment	(2,821)	(1,732)
Free cash flow	$(7,622)	$(4,355)
Net cash used in investing activities	$(142,619)	$(3,244)
Net cash provided by financing activities	$4,046	$9,514

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands)
(unaudited)

Constant Currency Revenue

	Three Months Ended July 31,			Six Months Ended July 31,
	2022	2021	Growth Rates	2022	2021	Growth Rates
Subscription revenue (GAAP)	$83,811	$71,498	17%	$162,311	$136,640	19%
Effects of foreign currency rate fluctuations	1,401			1,813
Subscription revenue on a constant currency basis (Non-GAAP)	$85,212		19%	$164,124		20%

Total revenue (GAAP)	$98,775	$86,487	14%	$191,974	$166,816	15%
Effects of foreign currency rate fluctuations	1,983			2,789
Total revenue on a constant currency basis (Non-GAAP)	$100,758		17%	$194,763		17%